Exhibit 99.1

LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2026 RESULTS

Q4 Revenue up 9% year-over-year

Q4 Annual Recurring Revenue up 8% year-over-year

Q4 Subscription Net Retention improved to 107%

FY26 record annual Operating Cash Flow of $168 million and Share Repurchases of $194 million

LiveRamp Enters into Definitive Agreement to be Acquired by Publicis Groupe in All-Cash Transaction with an Equity Value of $2.5 billion

SAN FRANCISCO, Calif., May 17, 2026—LiveRamp® (NYSE: RAMP), a leading data collaboration platform, today announced its financial results for the quarter and fiscal year ended March 31, 2026.

Q4 Financial Highlights

Unless otherwise indicated, all comparisons are to the prior year period.

·	Total revenue was $206 million, up 9%.

·	Subscription revenue was $158 million, up 9%.

·	Marketplace & Other revenue was $49 million, up 11%.

·	GAAP gross profit was $146 million, up 11%. GAAP gross margin of 71% expanded by 1 percentage point. Non-GAAP gross profit was $149 million, up 10%. Non-GAAP gross margin of 72% expanded by 1 percentage point.

·	GAAP income from operations was $15 million compared to a loss of $12 million. GAAP operating margin of 7% expanded by 14 percentage points. Non-GAAP operating income was $40 million, up 75%. Non-GAAP operating margin of 20% expanded by 7 percentage points.

·	GAAP and non-GAAP diluted earnings per share was $1.12 and $0.52, respectively. GAAP diluted EPS benefited from the release of deferred tax valuation allowances.

·	Net cash provided by operating activities was $59 million compared to $63 million.

·	Share repurchases in the fourth quarter totaled approximately 2.8 million shares for $76 million.

Fiscal Year 2026 Financial Highlights

Unless otherwise indicated, all comparisons are to the prior year period.

·	Total revenue was $813 million, up 9%.

·	Subscription revenue was $614 million, up 8%.

·	Marketplace & Other revenue was $199 million, up 12%.

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·	GAAP gross profit was $575 million, up 9%. GAAP gross margin of 71% was flat. Non-GAAP gross profit was $591 million, up 7%, and non-GAAP gross margin of 73% compressed by 1 percentage point.

·	GAAP Income from operations was $83 million compared to $5 million. GAAP operating margin of 10% expanded by 10 percentage points. Non-GAAP operating income was $182 million, up 34%. Non-GAAP operating margin of 22% expanded by 4 percentage points.

·	GAAP diluted earnings per share was $2.24, and non-GAAP diluted EPS was $2.27. GAAP diluted EPS benefited from the release of deferred tax valuation allowances.

·	Net cash provided by operating activities was $168 million compared to $154 million.

·	Share repurchases in fiscal 2026 totaled approximately 7.1 million shares for $194 million. As of March 31, 2026, there was $262 million in remaining capacity under the recently modified share repurchase authorization that expires on December 31, 2027.

A reconciliation between GAAP and non-GAAP results is provided in the schedules in this press release.

Commenting on the results, CEO Scott Howe said: "We finished FY26 on a strong note, with Q4 revenue and operating income ahead of consensus and ARR growth accelerating sequentially. We also achieved record operating cash flow in FY26, and returned over 100% to shareholders through buybacks. We continue to leverage AI to make our platform faster, more effective and easier to use, including the recent introduction of AI agent accessibility, enabling specialized AI agents to autonomously collaborate with any partner."

Howe continued: “In addition, we announced an agreement to be acquired by Publicis Groupe, delivering significant and certain value to LiveRamp shareholders. This transaction reflects the strength of our business, the value of our platform and the strategic role LiveRamp plays in an AI-driven market. Together, we believe we can accelerate data collaboration and the delivery of AI capabilities that help customers and partners advance agentic transformation and derive more value, faster.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fourth quarter and fiscal year ended March 31, 2026 ($ in millions, except per share amounts):

	GAAP				Non-GAAP
	Q4 FY26		FY26		Q4 FY26		FY26
Subscription revenue	$158		$614		--		--
YoY change %	9%		8%		--		--
Marketplace & Other revenue	$49		$199		--		--
YoY change %	11%		12%		--		--
Total revenue	$206		$813		--		--
YoY change %	9%		9%		--		--

Gross profit	$146		$575		$149		$591
% Gross margin	71%		71%		72%		73%
YoY change, pts	1	pt	0	pts	1	pt	(1)	pt

Operating income	$15		$83		$40		$182
% Operating margin	7%		10%		20%		22%
YoY change, pts	14	pts	10	pts	7	pts	4	pts

Net earnings	$71		$146		$33		$148
Diluted earnings per share	$1.12		$2.24		$0.52		$2.27

Shares to calculate diluted EPS	63.4		65.0		63.4		65.0
YoY change %	(4)%		(2)%		(6)%		(4)%

Operating cash flow	$59		$168
Free cash flow					$59		$166

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

·	We announced the launch of new AI capabilities to help transform how marketers plan, execute, measure, and optimize campaigns agentically. We introduced agent-powered access to the LiveRamp platform, enabling specialized AI agents to autonomously collaborate with any partner, moving from manual, fragmented workflows to intelligent, governed execution that delivers better performance (link).

·	We announced native support for NVIDIA AI infrastructure, upgrading our clean room architecture to handle the world’s most advanced and compute-intensive AI workloads. AI partners and brands can now securely and seamlessly train and deploy sophisticated models using LiveRamp clean rooms or via the LiveRamp Marketplace at up to 15x speed, without exposing data or model weights (link).

·	We announced an expanded partnership with Unity, a leading game engine, to help marketers more effectively reach mobile users and generate better marketing returns. The partnership will make LiveRamp’s durable, interoperable identifier – RampID – available across Unity Exchange, enabling marketers, agencies, and platforms to apply identity-based buying strategies within Unity’s mobile ecosystem that includes 2.9 billion monthly active mobile devices (link).

·	In March we hosted our annual customer and partner conference, RampUp, bringing together more than 2,300 leaders from across the digital advertising ecosystem. The event included more than 40 presentations and panels featuring some of our largest customers and partners, such as General Motors, JPMorgan Chase, Netflix, and Meta. Video replays of these sessions are available here. Also, we hosted an investor presentation that can be accessed here.

·	On February 12, 2026 we announced an increase in our share repurchase authorization by $200 million and extended the expiration by one year to December 31, 2027. As of March 31, 2026, there was $262 million in remaining capacity under the authorization.

·	On February 11, 2026 we appointed to our Board of Directors Kristi Argyilan, who currently serves as Global Head of Advertising at Uber. Widely recognized as the pioneer of retail media, Argyilan previously led the Albertsons Media Collective and championed the industry-wide move toward measurement standardization (link).

·	LiveRamp ended the fiscal year with 133 customers whose annualized subscription revenue exceeds $1 million, compared to 128 in the prior year period.

·	LiveRamp ended the fiscal year with 846 direct subscription customers, compared to 840 in the prior year period.

·	Subscription net retention was 107% and platform net retention was 108%.

·	Annualized recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $545 million, up 8% compared to the prior year period.

·	Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $518 million, up 10% compared to the prior year period.

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Transaction with Publicis Groupe

In a separate press release issued today, LiveRamp announced that it has entered into a definitive agreement to be acquired by Publicis Groupe. Under the terms of the agreement, Publicis Groupe will acquire all of the outstanding shares of LiveRamp for $38.50 per share in an all-cash transaction for an equity value of $2.5 billion. This represents a premium of 30% to LiveRamp’s closing stock price on May 15, 2026, the last full trading day prior to the transaction announcement. The transaction is expected to close by the end of calendar 2026, subject to customary closing conditions, including approval by LiveRamp shareholders. The transaction press release is available on the LiveRamp investor relations website.

Given the announced transaction, LiveRamp will not host its previously scheduled earnings conference call or provide financial guidance in conjunction with this earnings release.

About LiveRamp

LiveRamp is a leading data collaboration technology company, empowering marketers and media owners to deliver and measure marketing performance everywhere it matters. LiveRamp’s data collaboration network seamlessly unites data across advertisers, ad tech platforms, publishers, data providers, and commerce media networks—unlocking insights that deliver transformational consumer experiences, and drive measurable business outcomes. As consumers embrace AI-powered experiences, the LiveRamp data collaboration network expands the breadth and accuracy of the data on which marketing AI capabilities operate. Our platform is engineered for AI agent accessibility, facilitating autonomous data collaboration between the specialized AI agents utilized by our customers and partners. Built on a foundation of strict neutrality, interoperability, and global scale, LiveRamp enables organizations to maximize the value of their data while accelerating business growth.

LiveRamp is headquartered in San Francisco, California, with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This communication contains forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning LiveRamp, Publicis, the proposed transaction and other matters. Forward-looking statements contained herein could include, among other things, statements regarding the anticipated timing of the consummation of the proposed transaction; statements about management’s confidence in and strategies for performance of the combined businesses; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms. These forward-looking statements are not guarantees of future performance. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside the control of LiveRamp or Publicis. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication including, but not limited to: economic uncertainties that could impact LiveRamp or LiveRamp’s suppliers, customers and partners, geopolitical circumstances, including risk related to tariffs and other trade restrictions, the possibility of a recession, general inflationary pressure and high interest rates; the ability and willingness of LiveRamp’s customers to renew their agreements with LiveRamp upon their expiration; LiveRamp’s ability to add new customers and upsell within LiveRamp’s subscription business; LiveRamp’s reliance upon partners, including data suppliers, who may withdraw or withhold data from LiveRamp; increased competition and rapidly changing technology that could impact LiveRamp’s products and services; LiveRamp’s ability to keep up with rapidly changing technology practices in LiveRamp’s products and services or that expected benefits from utilization of technological innovations (including AI) may not be realized as soon as expected or at all; the risk that LiveRamp fails to realize the potential benefits of or have difficulty integrating acquired businesses; and LiveRamp’s inability to attract, motivate and retain talent. Additional risks include maintaining LiveRamp’s culture and LiveRamp’s ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in LiveRamp’s current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting LiveRamp’s workforce. LiveRamp’s global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. LiveRamp’s international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm LiveRamp’s business. The risk of a significant breach of the confidentiality of the information or the security of LiveRamp’s or LiveRamp’s customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that LiveRamp’s current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to LiveRamp on commercially reasonable terms, or at all, could be detrimental to LiveRamp’s business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about LiveRamp’s industry; interruptions or delays in service from data center or cloud hosting vendors LiveRamp relies upon; and LiveRamp’s dependence on the continued availability of third-party data hosting and transmission services. LiveRamp’s clients’ ability to use data on LiveRamp’s platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Continued changes in the judicial, legislative, regulatory, accounting, cultural and consumer environments affecting LiveRamp’s business, including but not limited to litigation, investigations, legislation, regulations and customs at the state, federal and international levels relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to LiveRamp’s customers which could cause enterprise software budget tightening. In addition, third parties may claim that LiveRamp is infringing their intellectual property or may infringe LiveRamp’s intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of LiveRamp’s resources. Factors that could cause actual future events to differ materially from the forward looking-statements in this communication in regard to the proposed transaction concerning LiveRamp and Publicis include, but are not limited to: (1) failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the proposed transaction or the occurrence of any event, change, or other circumstance that could give rise to the right of one or multiple of the parties to terminate the definitive agreement between Publicis and LiveRamp; (2) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder, or other approvals are not received or satisfied on a timely basis or at all; (3) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, including those resulting from the announcement, pendency or completion of the transaction; (4) risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth or that such benefits may take longer to realize than expected; (5) failure to realize anticipated benefits of the combined operations; (6) risks relating to unanticipated costs of integration; (7) ability to hire and retain key personnel; (8) ability to successfully integrate the companies’ businesses; (9) the potential impact of announcement or consummation of the proposed transactions on relationships with third parties, including clients, employees and competitors, including reputational risk; (10) ability to attract new clients and retain existing clients in the manner anticipated; (11) reliance on and integration of information technology systems; (12) suffering reduced profits or losses as a result of intense competition; or (13) potential litigation that may be instituted against LiveRamp or its directors or officers related to the proposed transaction or the merger agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in LiveRamp’s Annual Report on Form 10-K for the year ended March 31, 2025, in Part I “Cautionary Statements Relevant to Forward-Looking Information” and Part I, Item 1A, “Risk Factors,” as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission (the “SEC”) and those described in documents Publicis has filed with the Autorité des Marchés Financiers (the French securities regulator). The parties do not undertake, nor do they have, any obligation to provide updates or to revise any forward-looking statements.

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NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable regulations.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, LiveRamp Holdings, Inc. will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction (the “proxy statement”). The definitive proxy statement will be mailed to LiveRamp’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at LiveRamp’s shareholder meeting to approve the proposed transaction should be made only on the basis of the information contained in LiveRamp’s proxy statement and documents incorporated by reference therein. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.

PARTICIPANTS IN THE SOLICITATION

Publicis, LiveRamp and their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LiveRamp in respect of the proposed transactions contemplated by the proxy statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of LiveRamp in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about the directors and executive officers of LiveRamp and their ownership of shares of LiveRamp common stock and other securities of LiveRamp can be found in the sections entitled “Nominees and Continuing Directors,” “Stock Ownership,” “Compensation Discussion and Analysis,” “Compensation Tables,” and “Non-Employee Director Compensation” included in LiveRamp’s proxy statement in connection with its 2025 Annual Meeting of Shareholders, filed with the SEC on June 27, 2025; in the Form 3 and Form 4 initial statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by LiveRamp’s directors and executive officers; and in other documents subsequently filed by LiveRamp with the SEC, including LiveRamp’s proxy statement relating to the proposed transaction when it becomes available. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s website at www.sec.gov or on LiveRamp’s website at www.liveramp.com.

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The financial information set forth in this press release reflects estimates based on information available at this time.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:

LiveRamp Investor Relations

Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2026	2025	Variance	Variance
Revenues	206,092	188,724	17,368	9.2%
Cost of revenue	60,548	57,929	2,619	4.5%
Gross profit	145,544	130,795	14,749	11.3%
% Gross margin	70.6%	69.3%

Operating expenses
Research and development	37,756	45,926	(8,170)	(17.8)%
Sales and marketing	56,192	56,961	(769)	(1.4)%
General and administrative	32,988	32,175	813	2.5%
Gains, losses and other items, net	3,315	7,241	(3,926)	(54.2)%
Total operating expenses	130,251	142,303	(12,052)	(8.5)%

Income (loss) from operations	15,293	(11,508)	26,801	N/A
% Margin	7.4%	(6.1)%

Total other income, net	3,967	4,762	(795)	(16.7)%
Income (loss) from continuing operations before income taxes	19,260	(6,746)	26,006	N/A
Income tax benefit	(50,476)	(479)	(49,997)	(10,437.8)%
Net earnings (loss) from continuing operations	69,736	(6,267)	76,003	N/A

Earnings from discontinued operations, net of tax	1,176	—	1,176	N/A

Net earnings (loss)	70,912	(6,267)	77,179	1,231.5%

Basic earnings (loss) per share:
Continuing operations	1.12	(0.10)	1.21	N/A
Discontinued operations	0.02	—	0.02	N/A
Basic earnings (loss) per share	1.14	(0.10)	1.23	N/A

Diluted earnings (loss) per share:
Continuing operations	1.10	(0.10)	1.20	N/A
Discontinued operations	0.02	—	0.02	N/A
Diluted earnings (loss) per share	1.12	(0.10)	1.21	N/A

Basic weighted average shares	62,382	65,957
Diluted weighted average shares	63,382	65,957

Some totals may not sum due to rounding.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2026	2025	Variance	Variance
Revenues	812,940	745,580	67,360	9.0%
Cost of revenue	238,117	215,910	22,207	10.3%
Gross profit	574,823	529,670	45,153	8.5%
% Gross margin	70.7%	71.0%

Operating expenses
Research and development	148,139	176,668	(28,529)	(16.1)%
Sales and marketing	205,647	213,106	(7,459)	(3.5)%
General and administrative	132,581	126,499	6,082	4.8%
Gains, losses and other items, net	4,990	7,993	(3,003)	(37.6)%
Total operating expenses	491,357	524,266	(32,909)	(6.3)%

Income from operations	83,466	5,404	78,062	1,444.5%
% Margin	10.3%	0.7%

Total other income, net	14,598	17,436	(2,838)	(16.3)%
Income from continuing operations before income taxes	98,064	22,840	75,224	329.4%
Income tax expense (benefit)	(46,712)	25,342	(72,054)	N/A
Net earnings (loss) from continuing operations	144,776	(2,502)	147,278	N/A

Earnings from discontinued operations, net of tax	1,176	1,688	(512)	(30.3)%

Net earnings (loss)	145,952	(814)	146,766	18,030.2%

Basic earnings (loss) per share:
Continuing operations	2.26	(0.04)	2.30	N/A
Discontinued operations	0.02	0.03	(0.01)	(28.1)%
Basic earnings (loss) per share	2.28	(0.01)	2.29	N/A

Diluted earnings (loss) per share:
Continuing operations	2.23	(0.04)	2.26	N/A
Discontinued operations	0.02	0.03	(0.01)	(29.2)%
Diluted earnings (loss) per share	2.24	(0.01)	2.26	N/A

Basic weighted average shares	64,105	66,126
Diluted weighted average shares	65,045	66,126

Some totals may not sum due to rounding.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP EPS (1)

(Unaudited)

(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2026	2025	2026	2025
Income (loss) from continuing operations before income taxes	19,260	(6,746)	98,064	22,840
Income tax expense (benefit)	(50,476)	(479)	(46,712)	25,342
Net earnings (loss) from continuing operations	69,736	(6,267)	144,776	(2,502)
Earnings from discontinued operations, net of tax	1,176	—	1,176	1,688
Net earnings (loss)	70,912	(6,267)	145,952	(814)

Basic earnings (loss) per share	1.14	(0.10)	2.28	(0.01)
Diluted earnings (loss) per share	1.12	(0.10)	2.24	(0.01)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	3,135	11,000	14,415
Non-cash stock compensation (cost of revenue and operating expenses)	18,930	24,166	82,988	107,979
Restructuring and merger charges (gains, losses, and other)	3,315	7,241	4,990	7,993
Total excluded items from continuing operations	24,995	34,542	98,978	130,387

Income from continuing operations before income taxes and excluding items	44,255	27,796	197,042	153,227
Income tax expense (2)	11,064	7,759	49,261	38,296
Non-GAAP net earnings from continuing operations	33,191	20,037	147,781	114,931

Non-GAAP earnings per share from continuing operations
Basic	0.53	0.30	2.31	1.74
Diluted	0.52	0.30	2.27	1.70

Basic weighted average shares	62,382	65,957	64,105	66,126
Diluted weighted average shares	63,382	67,479	65,045	67,499

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Non-GAAP income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income. The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with the valuation allowance and smaller pre-tax income for GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)

(Unaudited)

(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2026	2025	2026	2025
Income (loss) from operations	15,293	(11,508)	83,466	5,404
Operating income (loss) margin	7.4%	(6.1)%	10.3%	0.7%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,750	3,135	11,000	14,415
Non-cash stock compensation (cost of revenue and operating expenses)	18,930	24,166	82,988	107,979
Restructuring and merger charges (gains, losses, and other)	3,315	7,241	4,990	7,993
Total excluded items	24,995	34,542	98,978	130,387

Income from operations before excluded items	40,288	23,034	182,444	135,791
Non-GAAP operating income margin	19.5%	12.2%	22.4%	18.2%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA (1)

(Unaudited)

(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2026	2025	2026	2025
Net earnings (loss) from continuing operations	69,736	(6,267)	144,776	(2,502)
Income tax expense (benefit)	(50,476)	(479)	(46,712)	25,342
Total other income, net	(3,967)	(4,762)	(14,598)	(17,436)

Income (loss) from operations	15,293	(11,508)	83,466	5,404
Depreciation and amortization	3,320	3,803	13,399	17,207

EBITDA	18,613	(7,705)	96,865	22,611

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	18,930	24,166	82,988	107,979
Restructuring and merger charges (gains, losses, and other)	3,315	7,241	4,990	7,993

Other adjustments	22,245	31,407	87,978	115,972

Adjusted EBITDA	40,858	23,702	184,843	138,583

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	March 31,	$	%
	2026	2025	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	379,547	413,331	(33,784)	(8.2)%
Restricted cash	—	595	(595)	(100.0)%
Short-term investments	7,500	7,500	—	—%
Trade accounts receivable, net	212,977	186,169	26,808	14.4%
Refundable income taxes, net	10,243	9,708	535	5.5%
Other current assets	42,874	38,886	3,988	10.3%
Total current assets	653,141	656,189	(3,048)	(0.5)%

Property and equipment	23,396	23,813	(417)	(1.8)%
Less - accumulated depreciation and amortization	18,246	17,629	617	3.5%
Property and equipment, net	5,150	6,184	(1,034)	(16.7)%

Intangible assets, net	9,167	20,167	(11,000)	(54.5)%
Goodwill	502,067	501,756	311	0.1%
Deferred commissions, net	40,727	44,452	(3,725)	(8.4)%
Deferred income taxes	57,873	1,982	55,891	2,819.9%
Other assets, net	26,052	28,641	(2,589)	(9.0)%
	1,294,177	1,259,371	34,806	2.8%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	129,730	112,271	17,459	15.6%
Accrued payroll and related expenses	55,063	50,776	4,287	8.4%
Other accrued expenses	40,280	38,586	1,694	4.4%
Deferred revenue	39,714	45,885	(6,171)	(13.4)%
Total current liabilities	264,787	247,518	17,269	7.0%

Other liabilities	57,411	62,994	(5,583)	(8.9)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	16,183	15,918	265	1.7%
Additional paid-in capital	2,129,554	2,045,316	84,238	4.1%
Retained earnings	1,459,310	1,313,358	145,952	11.1%
Accumulated other comprehensive income	5,640	4,295	1,345	31.3%
Treasury stock, at cost	(2,638,708)	(2,430,028)	(208,680)	8.6%
Total stockholders' equity	971,979	948,859	23,120	2.4%
	1,294,177	1,259,371	34,806	2.8%

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	For the three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net earnings (loss)	70,912	(6,267)
Earnings from discontinued operations, net of tax	(1,176)	—
Non-cash operating activities:
Depreciation and amortization	3,320	3,803
Loss on disposal or impairment of assets	8	44
Lease-related impairment and restructuring charges	—	(28)
Gain on sale of strategic investments	(112)	(515)
Loss on marketable equity securities	124	206
Provision for doubtful accounts	696	(453)
Deferred income taxes	(56,385)	(496)
Non-cash stock compensation expense	18,930	24,166
Changes in operating assets and liabilities:
Accounts receivable, net	4,909	25,187
Deferred commissions	(492)	46
Other assets	4,314	4,703
Accounts payable and other liabilities	15,915	11,738
Income taxes	4,142	(523)
Deferred revenue	(6,203)	969
Net cash provided by operating activities	58,902	62,580
Cash flows from investing activities:
Capital expenditures	(289)	(293)
Proceeds from sale of strategic investment	112	763
Net cash provided by (used in) investing activities	(177)	470
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	103	202
Shares repurchased for tax withholdings upon vesting of stock-based awards	(570)	(1,026)
Acquisition of treasury stock	(75,604)	(25,447)
Net cash used in financing activities	(76,071)	(26,271)
Net cash provided by (used in) continuing operations	(17,346)	36,779
Cash flows from discontinued operations:
From operating activities	1,176	(798)
Net cash provided by (used in) discontinued operations	1,176	(798)
Net cash provided by (used in) continuing and discontinued operations	(16,170)	35,981

P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	For the three months ended March 31,
	2026	2025
Effect of exchange rate changes on cash	(171)	580

Net change in cash, cash equivalents and restricted cash	(16,341)	36,561
Cash, cash equivalents and restricted cash at beginning of period	395,888	377,365
Cash, cash equivalents and restricted cash at end of period	379,547	413,926
Supplemental cash flow information:
Cash paid for income taxes, net	1,642	558
Cash received for income taxes, net from discontinued operations	(1,863)	—
Cash received for tenant improvement allowances	—	(870)
Cash paid for operating lease liabilities	2,492	2,426
Operating lease assets obtained in exchange for operating lease liabilities	426	—
Operating lease assets, and related lease liabilities, relinquished in lease terminations	—	(40)
Purchases of property, plant and equipment remaining unpaid at period end	44	20
Marketable equity securities obtained in disposition of strategic investment	—	652
Excise tax payable on net stock repurchases	690	64

P 16

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	For the twelve months ended March 31,
	2026	2025
Cash flows from operating activities:
Net earnings (loss)	145,952	(814)
Earnings from discontinued operations, net of tax	(1,176)	(1,688)
Non-cash operating activities:
Depreciation and amortization	13,399	17,207
Loss on disposal or impairment of assets	148	85
Lease-related impairment and restructuring charges	617	14
Gain on sale of strategic investments	(159)	(515)
Loss on marketable equity securities	260	206
Provision for doubtful accounts	1,991	695
Deferred income taxes	(56,272)	(447)
Non-cash stock compensation expense	82,988	107,979
Changes in operating assets and liabilities:
Accounts receivable, net	(28,345)	3,547
Deferred commissions	3,725	3,691
Other assets	2,477	2,105
Accounts payable and other liabilities	3,023	3,573
Income taxes	5,437	3,430
Deferred revenue	(6,310)	14,897
Net cash provided by operating activities	167,755	153,965
Cash flows from investing activities:
Capital expenditures	(1,376)	(1,042)
Cash paid in acquisitions, net of cash received	(595)	(1,951)
Purchases of investments	—	(1,967)
Proceeds from sales of investments	—	26,989
Proceeds from sale of strategic investment	359	763
Purchases of strategic investments	(3,320)	(1,400)
Net cash provided by (used in) investing activities	(4,932)	21,392
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	8,207	8,833
Shares repurchased for tax withholdings upon vesting of stock-based awards	(13,017)	(10,331)
Acquisition of treasury stock	(194,534)	(101,198)
Net cash used in financing activities	(199,344)	(102,696)
Net cash provided by (used in) continuing operations	(36,521)	72,661
Cash flows from discontinued operations:
From operating activities	1,176	1,688
Net cash provided by discontinued operations	1,176	1,688
Net cash provided by (used in) continuing and discontinued operations	(35,345)	74,349

P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	For the twelve months ended March 31,
	2026	2025
Effect of exchange rate changes on cash	966	106
Net change in cash, cash equivalents and restricted cash	(34,379)	74,455
Cash, cash equivalents and restricted cash at beginning of period	413,926	339,471
Cash, cash equivalents and restricted cash at end of period	379,547	413,926

Supplemental cash flow information:
Cash paid for income taxes, net from continuing operations	3,963	22,548
Cash received for income taxes, net from discontinued operations	(1,863)	(2,486)
Cash received for tenant improvement allowances	—	(2,628)
Cash paid for operating lease liabilities	9,963	9,798
Operating lease assets obtained in exchange for operating lease liabilities	1,173	2,327
Operating lease assets, and related lease liabilities, relinquished in lease terminations	—	(595)
Purchases of property, plant and equipment remaining unpaid at period end	44	20
Marketable equity securities obtained in disposition of strategic investment	—	652
Excise tax payable on net stock repurchases	1,257	128

P 18

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES

CALCULATION OF FREE CASH FLOW (1)

(Unaudited)

(Dollars in thousands)

	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026
Net cash provided by (used in) operating activities	$(9,328)	$55,596	$45,117	$62,580	$153,965	$(15,821)	$57,408	$67,266	$58,902	$167,755

Less:
Capital expenditures	(226)	(241)	(282)	(293)	(1,042)	(336)	(589)	(162)	(289)	(1,376)

Free Cash Flow	$(9,554)	$55,355	$44,835	$62,287	$152,923	$(16,157)	$56,819	$67,104	$58,613	$166,379

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

											Yr-to-Yr
	FY2025					FY2026					FY2026 to FY2025
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026%		$
Revenues	175,961	185,483	195,412	188,724	745,580	194,822	199,829	212,197	206,092	812,940	9.0%	67,360
Cost of revenue	51,749	51,234	54,998	57,929	215,910	58,319	59,594	59,656	60,548	238,117	10.3%	22,207
Gross profit	124,212	134,249	140,414	130,795	529,670	136,503	140,235	152,541	145,544	574,823	8.5%	45,153
% Gross margin	70.6%	72.4%	71.9%	69.3%	71.0%	70.1%	70.2%	71.9%	70.6%	70.7%

Operating expenses
Research and development	44,118	43,889	42,735	45,926	176,668	39,608	36,952	33,823	37,756	148,139	(16.1)%	(28,529)
Sales and marketing	54,175	51,107	50,863	56,961	213,106	51,906	48,685	48,864	56,192	205,647	(3.5)%	(7,459)
General and administrative	30,961	31,369	31,994	32,175	126,499	37,345	33,170	29,078	32,988	132,581	4.8%	6,082
Gains, losses and other items, net	206	397	149	7,241	7,993	423	—	1,252	3,315	4,990	(37.6)%	(3,003)
Total operating expenses	129,460	126,762	125,741	142,303	524,266	129,282	118,807	113,017	130,251	491,357	(6.3)%	(32,909)

Income (loss) from operations	(5,248)	7,487	14,673	(11,508)	5,404	7,221	21,428	39,524	15,293	83,466	1,444.5%	78,062
% Margin	(3.0)%	4.0%	7.5%	(6.1)%	0.7%	3.7%	10.7%	18.6%	7.4%	10.3%

Total other income, net	4,444	4,197	4,033	4,762	17,436	3,709	3,544	3,378	3,967	14,598	(16.3)%	(2,838)

Income (loss) from continuing operations before income taxes	(804)	11,684	18,706	(6,746)	22,840	10,930	24,972	42,902	19,260	98,064	329.4%	75,224
Income tax expense (benefit)	6,685	9,952	9,184	(479)	25,342	3,183	(2,448)	3,029	(50,476)	(46,712)	N/A	(72,054)
Net earnings (loss) from continuing operations	(7,489)	1,732	9,522	(6,267)	(2,502)	7,747	27,420	39,873	69,736	144,776	N/A	147,278

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

											Yr-to-Yr
	FY2025					FY2026					FY2026 to FY2025
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026%		$
Earnings from discontinued operations, net of tax	—	—	1,688	—	1,688	—	—	—	1,176	1,176	(30.3)%	(512)
Net earnings (loss)	$(7,489)	$1,732	$11,210	$(6,267)	$(814)	$7,747	$27,420	$39,873	$70,912	$145,952	N/A	146,766

Basic earnings (loss) per share:
Continuing Operations	(0.11)	0.03	0.15	(0.10)	(0.04)	0.12	0.42	0.63	1.12	2.26	N/A	2.30
Discontinued Operations	0.00	0.00	0.03	0.00	0.03	0.00	0.00	0.00	0.02	0.02	(28.1)%	(0.01)
Basic earnings (loss) per share	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.63	1.14	2.28	N/A	2.29

Diluted earnings (loss) per share:
Continuing Operations	(0.11)	0.03	0.14	(0.10)	(0.04)	0.12	0.42	0.62	1.10	2.23	N/A	2.26
Discontinued Operations	0.00	0.00	0.03	0.00	0.03	0.00	0.00	0.00	0.02	0.02	(29.2)%	(0.01)
Diluted earnings (loss) per share	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.62	1.12	2.24	N/A	2.26

Basic weighted average shares	66,621	66,294	65,631	65,957	66,126	65,448	65,074	63,517	62,382	64,105
Diluted weighted average shares	66,621	67,309	66,743	65,957	66,126	66,731	65,781	64,285	63,382	65,045

Some earnings (loss) per share amounts may not add due to rounding.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)

(Unaudited)

(Dollars in thousands)

	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026
Expenses:
Cost of revenue	$51,749	$51,234	$54,998	$57,929	$215,910	58,319	59,594	59,656	60,548	238,117
Research and development	44,118	43,889	42,735	45,926	176,668	39,608	36,952	33,823	37,756	148,139
Sales and marketing	54,175	51,107	50,863	56,961	213,106	51,906	48,685	48,864	56,192	205,647
General and administrative	30,961	31,369	31,994	32,175	126,499	37,345	33,170	29,078	32,988	132,581
Gains, losses and other items, net	206	397	149	7,241	7,993	423	—	1,252	3,315	4,990

Gross profit, continuing operations:	124,212	134,249	140,414	130,795	529,670	136,503	140,235	152,541	145,544	574,823
% Gross margin	70.6%	72.4%	71.9%	69.3%	71.0%	70.1%	70.2%	71.9%	70.6%	70.7%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,748	3,686	3,135	14,415	2,750	2,750	2,750	2,750	11,000
Non-cash stock compensation (cost of revenue)	1,596	1,499	1,455	1,615	6,165	1,541	1,452	1,033	891	4,917
Non-cash stock compensation (research and development)	10,205	10,920	10,085	10,494	41,704	8,332	6,503	5,634	5,093	25,562
Non-cash stock compensation (sales and marketing)	7,093	7,383	7,278	5,716	27,470	6,014	5,469	5,018	6,419	22,920
Non-cash stock compensation (general and administrative)	9,091	9,266	7,942	6,341	32,640	9,523	7,093	6,446	6,527	29,589
Restructuring charges (gains, losses, and other)	206	397	149	7,241	7,993	423	—	1,252	3,315	4,990
Total excluded items	32,037	33,213	30,595	34,542	130,387	28,583	23,267	22,133	24,995	98,978

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)

(Unaudited)

(Dollars in thousands)

	FY2025					FY2026
	6/30/2024	9/30/2024	12/ 31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026
Expenses, excluding items:
Cost of revenue	46,307	45,987	49,857	53,179	195,330	54,028	55,392	55,873	56,907	222,200
Research and development	33,913	32,969	32,650	35,432	134,964	31,276	30,449	28,189	32,663	122,577
Sales and marketing	47,082	43,724	43,585	51,245	185,636	45,892	43,216	43,846	49,773	182,727
General and administrative	21,870	22,103	24,052	25,834	93,859	27,822	26,077	22,632	26,461	102,992
Gross profit, excluding items:	$129,654	$139,496	$145,555	$135,545	$550,250	140,794	144,437	156,324	149,185	590,740
% Gross margin	73.7%	75.2%	74.5%	71.8%	73.8%	72.3%	72.3%	73.7%	72.4%	72.7%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP EPS (1)

(Unaudited)

(Dollars in thousands, except per share amounts)

	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026
Income (loss) from continuing operations before income taxes	(804)	11,684	18,706	(6,746)	22,840	10,930	24,972	42,902	19,260	98,064
Income tax expense (benefit)	6,685	9,952	9,184	(479)	25,342	3,183	(2,448)	3,029	(50,476)	(46,712)
Net earnings (loss) from continuing operations	(7,489)	1,732	9,522	(6,267)	(2,502)	7,747	27,420	39,873	69,736	144,776

Earnings from discontinued operations, net of tax	—	—	1,688	—	1,688	—	—	—	1,176	1,176

Net earnings (loss)	(7,489)	1,732	11,210	(6,267)	(814)	7,747	27,420	39,873	70,912	145,952

Earnings (loss) per share:
Basic	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.63	1.14	2.28
Diluted	(0.11)	0.03	0.17	(0.10)	(0.01)	0.12	0.42	0.62	1.12	2.24

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,846	3,748	3,686	3,135	14,415	2,750	2,750	2,750	2,750	11,000
Non-cash stock compensation (cost of revenue and operating expenses)	27,985	29,068	26,760	24,166	107,979	25,410	20,517	18,131	18,930	82,988
Restructuring and merger charges (gains, losses, and other)	206	397	149	7,241	7,993	423	—	1,252	3,315	4,990
Total excluded items from continuing operations	32,037	33,213	30,595	34,542	130,387	28,583	23,267	22,133	24,995	98,978

Income from continuing operations before income taxes and excluding items	31,233	44,897	49,301	27,796	153,227	39,513	48,239	65,035	44,255	197,042
Income tax expense	7,371	10,745	12,421	7,759	38,296	9,878	12,060	16,259	11,064	49,261
Non-GAAP net earnings from continuing operations	23,862	34,152	36,880	20,037	114,931	29,635	36,179	48,776	33,191	147,781

P 24

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP EPS (1)

(Unaudited)

(Dollars in thousands, except per share amounts)

	FY2025					FY2026
	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	6/30/2025	9/30/2025	12/31/2025	3/31/2026	FY2026
Non-GAAP earnings per share from continuing operations
Basic	0.36	0.52	0.56	0.30	1.74	0.45	0.56	0.77	0.53	2.31
Diluted	0.35	0.51	0.55	0.30	1.70	0.44	0.55	0.76	0.52	2.27

Basic weighted average shares	66,621	66,294	65,631	65,957	66,126	65,448	65,074	63,517	62,382	64,105
Diluted weighted average shares	68,463	67,309	66,743	67,479	67,499	66,731	65,781	64,285	63,382	65,045

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 25

APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

Q4 FISCAL 2026 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, non-GAAP income (loss) from operations, non-GAAP operating income (loss) margin, non-GAAP expenses and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for employee restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the prior years, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

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APPENDIX A

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES

Q4 FISCAL 2026 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, Non-GAAP operating income margin, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other income and expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow is defined as operating cash flow less capital expenditures. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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